Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Landmark Bancorp, Inc.
Patrick L. Alexander, President
Phone: 785-565-2000

UMB Financial Corporation
Heather Lewis,
UMBF Corporate Communications
Phone: 816-860-5644

LANDMARK BANCORP, INC.

ENTERS INTO AGREEMENT TO PURCHASE

UMB BANKS IN GREAT BEND

Kansas Based Community Banking Organization Expands

(Manhattan, Kansas May 13, 2005) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq National Market System - “LARK”), and J. Mariner Kemper, Chairman and Chief Executive Officer of UMB Financial Corporation (Nasdaq National Market System - “UMBF”), Kansas City, Missouri, jointly announced today the execution of a definitive purchase agreement for Landmark to acquire the two UMB bank locations, 1623 Main and 5200 Broadway, in Great Bend, Kansas.  Pursuant to the agreement, Landmark will purchase approximately $38 million in deposits along with the bank facilities.  The transaction is subject to the approvals of the appropriate regulatory agencies.  The purchase is expected to be completed during the third quarter of 2005.

Patrick L. Alexander, President of Landmark, said, “We are excited about the opportunity to expand our banking presence and market share in the Great Bend market.  We feel that the opportunity to combine our Great Bend bank with the UMB Great Bend banking centers and associates will allow us to continue to expand the level of banking services we provide to the Great Bend community.  The combination of the newly acquired deposits from UMB Bank with our existing deposit base increases our Barton County deposit base to approximately $80 million. Our Great Bend facility at 2120 16th Street will be relocated to our new locations at 1623 Main St. and 5200 Broadway.  These two locations will significantly enhance our visibility and convenience to our customers and give us the room and personnel we need for additional growth.

Alexander further commented, “We look forward to welcoming our new Great Bend customers and associates to the Landmark banking organization.  Our associates have made Landmark a financially strong, dynamic, and growing community banking organization dedicated to meeting customer needs through our level of outstanding customer service and full array of banking products.  We are confident that the purchase of the UMB Great Bend banking centers will be a positive move for customers and the Great Bend community.  We will do everything possible to make this transition to Landmark as smooth as possible for our new customers and associates.

Landmark Bancorp, Inc., headquartered in Manhattan, Kansas, is the holding company for Landmark National Bank, a national commercial bank.  Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Ft. Scott, Garden City, Great Bend, Hoisington, LaCrosse, Louisburg, Osage City, Osawatomie, Paola, Topeka and Wamego, Kansas.  At March 31, 2005, Landmark had total assets and stockholders’ equity of approximately $444 million and $42 million, respectively.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Landmark and First Kansas and their respective management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the companies.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the companies’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the companies undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in the companies’ forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning the companies’ general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of the companies’ assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the companies; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the companies and their respective business, including additional factors that could materially affect the companies’ financial results, is included in their filings with the Securities and Exchange Commission.